CUSTODY AGREEMENT

BETWEEN

THE HUNTINGTON NATIONAL BANK

AND

THE CATALYST FUNDS

APPENDIX B

Series of the Trust

Amended as of September 28, 2007

•

Catalyst Value Fund

•

Listed Private Equity Plus Fund

•

America First Income Strategies Fund

•

America First Prestige Fund

Approved by:

Catalyst Funds

Huntington National Bank

/s/                                                                                    /s/

Jerry Szilagyi, Trustee

Name, Title

                                                                                       Tim Easton, AVP